                              AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

             Oppenheimer Series Fund, Inc., on behalf of it series,
                     Oppenheimer Disciplined Allocation Fund

This Amended and Restated  SERVICE  PLAN AND  AGREEMENT  (the "Plan") is dated as of the 15th day of April,  2004,  by and between  Oppenheimer  Series Fund,  Inc.
(the "Company") on behalf of it series,  Oppenheimer  Disciplined Allocation Fund
(the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the  Fund's  written  service  plan for its Class A
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Shares  described in the Fund's  registration  statement as of the date this Plan takes effect,  contemplated  by and to comply with Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,  Inc., pursuant to which the
Fund will  reimburse  the  Distributor  for a portion  of its costs  incurred  in connection  with the personal  service and  maintenance of  shareholder  accounts
("Accounts")  that hold Class A Shares (the  "Shares") of the Fund.  The Fund may
be deemed to be acting as  distributor  of  securities of which it is the issuer, pursuant  to Rule  12b-1  under the  Investment  Company  Act of 1940 (the  "1940
Act"),  according  to the  terms of this  Plan.  The  Distributor  is  authorized under  the  Plan to pay  "Recipients,"  as  hereinafter  defined,  for  rendering services and for the  maintenance  of Accounts.  Such  Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.    Definitions.  As used in this  Plan,  the  following  terms  shall have the
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following meanings:

      (a)   "Recipient"   shall   mean  any   broker,   dealer,   bank  or  other
      institution  which:  (i) has  rendered  services  in  connection  with  the personal  service  and  maintenance  of  Accounts;  (ii) shall  furnish the
      Distributor  (on  behalf  of  the  Fund)  with  such   information  as  the
      Distributor  shall  reasonably  request  to answer  such  questions  as may arise  concerning  such  service;  and  (iii)  has  been  selected  by  the
      Distributor  to  receive  payments  under  the  Plan.  Notwithstanding  the foregoing,  a majority of the Fund's Board of Directors  (the  "Board") who
      are not  "interested  persons" (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the operation of this Plan or in any  agreements  relating to this Plan (the  "Independent  Directors")  may remove  any  broker,  dealer,  bank or other  institution  as a  Recipient, whereupon such entity's  rights as a third-party  beneficiary  hereof shall terminate.

      (b)   "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares owned  beneficially  or of  record  by:  (i) such  Recipient,  or (ii) such brokerage or other  customers,  or investment  advisory or other clients of such  Recipient  and/or  accounts as to which such Recipient is a fiduciary
      or  custodian  or   co-fiduciary   or   co-custodian   (collectively,   the
      "Customers"),  but in no event  shall any such  Shares  be deemed  owned by more than one  Recipient  for purposes of this Plan.  In the event that two entities would otherwise  qualify as Recipients as to the same Shares,  the
      Recipient  which is the  dealer  of  record on the  Fund's  books  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.    Payments.
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      (a)   Under the  Plan,  the Fund will  make  payments  to the  Distributor, within  forty-five  (45) days of the end of each calendar  quarter,  in the amount  of the  lesser  of:  (i) 0.25% on an  annual  basis of the  average during  the  calendar  quarter  of the  aggregate  net  asset  value of the
      Shares,  computed  as of the  close  of each  business  day,  or  (ii)  the
      Distributor's  actual  expenses under the Plan for that quarter of the type approved by the Board.  Notwithstanding  the  foregoing,  the Fund will not make payments to the  Distributor  in excess of the amount the  Distributor pays to  Recipients.  The  Distributor  will use such fee received from the
      Fund in its entirety to reimburse  itself for  payments to  Recipients  and for its  other  expenditures  and costs of the type  approved  by the Board incurred  in  connection  with the  personal  service  and  maintenance  of
      Accounts  including,  but not limited  to, the  services  described  in the following  paragraph.  The  Distributor  may  make  Plan  payments  to  any
      "affiliated  person"  (as  defined in the 1940 Act) of the  Distributor  if such affiliated person qualifies as a Recipient.

            The  services to be rendered by the  Distributor  and  Recipients  in connection  with the personal  service and the  maintenance of Accounts may include,  but shall not be limited  to, the  following:  answering  routine inquiries from the  Recipient's  customers  concerning the Fund,  providing such customers with  information on their  investment in Shares,  assisting in the  establishment  and  maintenance of accounts or  sub-accounts in the
      Fund,  making the Fund's  investment  plans and  dividend  payment  options available,  and  providing  such other  information  and  customer  liaison services and the  maintenance  of Accounts as the  Distributor  or the Fund may  reasonably  request.  It may be presumed that a Recipient has provided services  qualifying  for  compensation  under the Plan if it has Qualified
      Holdings  of Shares  to  entitle  it to  payments  under  the Plan.  In the event that  either  the  Distributor  or the Board  should  have  reason to
      believe  that,   notwithstanding  the  level  of  Qualified   Holdings,   a
      Recipient   may  not  be   rendering   appropriate   services,   then   the
      Distributor,  at the request of the Board,  shall  require the Recipient to provide  a  written  report  or  other  information  to  verify  that  said
      Recipient  is  providing  appropriate  services  in  this  regard.  If  the
      Distributor  still  is not  satisfied,  it may  take  appropriate  steps to terminate the  Recipient's  status as such under the Plan,  whereupon  such entity's rights as a third-party beneficiary hereunder shall terminate.

            Payments  received  by the  Distributor  from the Fund under the Plan will not be used to pay any  interest  expense,  carrying  charges or other financial costs, or allocation of overhead by the  Distributor,  or for any other  purpose  other than for the  payments  described  in this Section 3.
      The amount payable to the  Distributor  each quarter will be reduced to the extent that  reimbursement  payments  otherwise  permissible under the Plan have not been  authorized by the Board for that quarter.  Any  unreimbursed expenses  incurred for any quarter by the  Distributor may not be recovered in later periods.

(b)   The  Distributor  shall make  payments to any Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.25% on an annual  basis of the  average  during  the  calendar quarter of the aggregate  net asset value of the Shares  computed as of the close of each business day, of Qualified  Holdings  owned  beneficially  or of  record  by  the  Recipient  or  by  its  Customers.  However,  no  such payments  shall be made to any  Recipient for any such quarter in which its
      Qualified  Holdings  do not equal or  exceed,  at the end of such  quarter, the minimum amount ("Minimum Qualified  Holdings"),  if any, to be set from time to time by a majority of the Independent Directors.

            Alternatively,  the  Distributor  may, at its sole  option,  make the
      following  service  fee  payments  to  any  Recipient   quarterly,   within
      forty-five  (45) days of the end of each  calendar  quarter:  (A)  "Advance
      Service  Fee  Payments"  at a  rate  not to  exceed  0.25%  of the  average during the  calendar  quarter of the  aggregate  net asset value of Shares, computed  as of the  close of  business  on the day such  Shares  are sold,
      constituting  Qualified  Holdings,   sold  by  the  Recipient  during  that
      quarter  and owned  beneficially  or of record by the  Recipient  or by its
      Customers,  plus (B) service fee  payments at a rate not to exceed 0.25% on an  annual  basis  of  the  average  during  the  calendar  quarter  of the aggregate  net  asset  value of  Shares,  computed  as of the close of each business day,  constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or by its  Customers for a period of more than one
      (1) year. At the  Distributor's  sole option,  Advance Service Fee Payments may be made more  often  than  quarterly,  and  sooner  than the end of the calendar  quarter.  In the event  Shares  are  redeemed  less than one year after the date such Shares were sold,  the  Recipient  is  obligated to and will repay the  Distributor  on demand a pro rata  portion of such  Advance
      Service  Fee  Payments,  based on the  ratio of the time such  Shares  were held to one (1) year.

            A  majority  of the  Independent  Directors  may at any  time or from time to time  increase or decrease and  thereafter  adjust the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the rate set forth  above,  and/or  increase or  decrease  the number of shares constituting  Minimum  Qualified  Holdings.  The  Distributor  shall notify all Recipients of the Minimum  Qualified  Holdings and the rate of payments hereunder  applicable to Recipients,  and shall provide each Recipient with
      written   notice  within  thirty  (30)  days  after  any  change  in  these provisions.  Inclusion of such  provisions  or a change in such  provisions in a revised current prospectus shall constitute sufficient notice.

      (c)   Under  the  Plan,  payments  may  be  made  to  Recipients:   (i)  by
      OppenheimerFunds,  Inc.  ("OFI") from its own resources  (which may include profits  derived from the advisory fee it receives from the Fund),  or (ii)
      by the Distributor (a subsidiary of OFI), from its own resources.

4.    Selection and  Nomination of Directors.  While this Plan is in effect,  the
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selection or  replacement  of  Independent  Directors and the nomination of those persons  to be  Directors  of the Fund who are not  "interested  persons"  of the
Fund shall be committed to the discretion of the Independent  Directors.  Nothing herein shall prevent the  Independent  Directors from soliciting the views or the involvement  of others in such  selection or nomination if the final  decision on any such  selection  and  nomination  is approved by a majority of the  incumbent
Independent Directors.

5.    Reports.  While this Plan is in  effect,  the  Treasurer  of the Fund shall
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provide at least  quarterly a written  report to the Fund's Board for its review, detailing  the  aggregate  amount of payments  made pursuant to this Plan and the purposes for which the  payments  were made.  The report shall state  whether all provisions of Section 3 of this Plan have been  complied  with.  The  Distributor shall  annually  certify to the Board the amount of its total  expenses  incurred that year with respect to the  personal  service and  maintenance  of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to  this  Plan  shall  be in
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writing and shall  provide  that:  (i) such  agreement  may be  terminated at any time,  without  payment of any penalty,  by vote of a majority of the Independent
Directors  or by a vote of the  holders of a  "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  voting securities of the Class, on not more than sixty  days  written  notice  to any  other  party to the  agreement;  (ii)  such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined  in the 1940  Act);  (iii) it shall go into  effect  when  approved  by a vote of the  Board  and its  Independent  Directors  cast in  person at a meeting called for the  purpose of voting on such  agreement;  and (iv) it shall,  unless terminated  as herein  provided,  continue  in  effect  from year to year only so long as such  continuance  is  specifically  approved  at least  annually  by the
Board and its  Independent  Directors  cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and  Amendment.  This  Plan has
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been  approved  by a vote  of the  Independent  Directors  cast  in  person  at a meeting  called  on April  15,  2004 for the  purpose  of  voting  on this  Plan.
Unless  terminated as  hereinafter  provided,  it shall  continue in effect until renewed  by the Board in  accordance  with the Rule and  thereafter  from year to year  thereafter  or as the Board may  otherwise  determine  only so long as such continuance  is  specifically  approved  at least  annually  by the Board and its
Independent  Directors  by a vote  cast in person  at a  meeting  called  for the purpose of voting on such  continuance.  This Plan may be  terminated at any time by  vote  of a  majority  of the  Independent  Directors  or by the  vote  of the holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding voting  securities  of  Class  A.  This  Plan  may  not be  amended  to  increase materially  the amount of  payments  to be made  without  approval of the Class A
Shareholders,  in the manner described  above,  and all material  amendments must be approved by a vote of the Board and of the Independent Directors.

                              Oppenheimer  Series  Fund,  Inc.  on  behalf  of  it
series,
                              Oppenheimer Disciplined Allocation Fund

                              By:    Robert G. Zack
                                     Robert G. Zack, Secretary

                              OppenheimerFunds Distributor, Inc.

                              By:    James H. Ruff
                                     James H. Ruff
                                     President